Exhibit 99.1

Corporate Headquarters: 1475 South Bascom Avenue, Suite 101, Campbell, CA  95008

Westinghouse Solar and CBD Energy to Distribute Systems in Australia

Campbell, CA, June 5, 2012 – Westinghouse Solar, Inc. (NASDAQ:WEST), a designer and manufacturer of integrated rooftop solar power systems, and CBD Energy Ltd. (ASX:CBD), a diversified renewable energy company, today jointly announced plans to begin distributing Westinghouse Solar Power Systems in Australia. This follows last week’s announcement of the settlement of all disputes between Westinghouse Solar and Zep Solar.

Westinghouse Solar CEO Margaret Randazzo commented, "In parallel with our efforts to complete our pending merger with CBD, both companies are committed to growing the business in a collaborative effort.  As a first step, CBD, through its solar subsidiaries, has agreed to market and install our solar power systems in the Australian and other international markets. The Australian market enjoys a sound regulatory environment for solar, and provides an opportunity for us to grow revenue in a non-US market devoid of risk of punitive tariffs”.

“A key reason for pursuing this merger was the strength of the award winning technology that Westinghouse Solar possesses,” said Gerry McGowan, Managing Director and CEO of CBD. “When coupled with the significant brand awareness the Westinghouse name provides, one of the first items on our agenda was to bring these integrated ‘plug-and-play’ solar power systems, with fewer parts, superior safety and faster install times to the Australian market. After demonstrating the technology to our customers, they have shown strong interest and we are working to make this innovative technology available to them as soon as possible. Other key features such as the web-based system monitoring and better energy collection will be important advantages in the Australian market, which installed in excess of 830 megawatts of solar last year. In short, I believe the Westinghouse Solar product to be a class leader” Mr. McGowan said.

Westinghouse Solar plans to begin shipping to CBD in the third quarter of this year. Further, the companies have been working on future plans to assemble Westinghouse Solar products in Australia using CBD’s newly established solar panel manufacturing facility.

CBD Head of Strategy Carlo Botto said “In the past five years, electricity prices have risen at four times the rate of inflation in Australia. Recently released research by an industry association has shown household electricity charges are already 70% higher than the American average, a figure that is expected to grow to 160% in two years. These increases include the cost of the recently legislated carbon tax, which is expected to add an additional 11% to average power bills, and then increase year-on-year. Roof-top solar generation will play an increasingly important role in assisting Australia’s households and businesses to mitigate against volatile and ever-increasing energy costs”.

About Westinghouse Solar: (NASDAQ:WEST)

Founded in 2001, Westinghouse Solar is a designer and manufacturer of solar power systems. In 2007, Westinghouse Solar pioneered the concept of integrating the racking, wiring and grounding directly into the solar panel. This revolutionary solar panel, originally branded "Andalay", quickly won industry acclaim. In 2009, the company again broke new ground with the first integrated AC solar panel, reducing the number of components for a rooftop solar installation by approximately 80 percent and lowering labor costs by approximately 50 percent. This AC panel which won the 2009 Popular Mechanics Breakthrough Award, has become the industry's most widely installed AC solar panel. A new generation of products named “Instant Connect” has just been introduced and is expected to achieve even greater market acceptance.  Award-winning Westinghouse Solar Power Systems provide the best combination of safety, performance and reliability, while backed by the proven quality of the Westinghouse name. For more information on Westinghouse Solar, visit www.westinghousesolar.com.

About CBD Energy (ASX:CBD)

CBD is Australia's emerging leader in renewable energy, enabling the efficient use of renewable energy for utilities, businesses and households through operations in wind, solar, energy storage and engineering. It has become one of the largest non-utility suppliers and installers of solar energy generation equipment for both large- and domestic-scale operation in Australia. Utilizing its globally-competitive supply chain, CBD is also currently developing and profitably installing solar projects in Europe and Southeast Asia, both directly and through joint ventures.  For more information on CBD, visit www.cbdenergy.com.au.

FOR WESTINGHOUSE SOLAR:

Investor Relations Contact
Matt Selinger
Genesis Select
(303) 415-0200
mselinger@genesisselect.com

Public Relations Contact
Gary Mull
Westinghouse Solar Inc.
(408) 402-9478
pr@westinghousesolar.com

FOR CBD ENERGY:

United States Contact:
James Greer
CBD Energy
(917) 714-4791
james.greer@cbdenergy.com.au

Forward-Looking And Cautionary Statements – Safe Harbor

This press release may contain forward-looking statements, including with respect to future revenue and sales, new products, and implementation and effects of the proposed business combination between Westinghouse Solar and CBD.  Those statements and statements made in this release that are not historical in nature, including those related to future benefits and synergies of the proposed merger, cost and supply chain improvements, competitive advantages, international distribution opportunities, growth and profitability, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and CBD and Westinghouse Solar caution that actual results may differ materially from those expressed or implied by such forward-looking statements. These statements are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate the proposed merger between CBD and Westinghouse Solar and other transactions referred to in this communication and those described in the documents that Westinghouse Solar files with the U.S. Securities and Exchange Commission, as well as risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, and development and introduction of new products by CBD, Westinghouse Solar or their respective competitors, uncertainties in the timing of availability and manufacturing volumes of products from suppliers, the effectiveness, profitability, and marketability of new products, the ability to protect and defend proprietary rights and information, the impact of current, pending, or future legislation, regulation and incentive programs on the solar power industry, the impact of competitive products or pricing, technological changes, the ability to identify and successfully acquire and grow distribution customers, and the effect of general economic and business conditions. All forward-looking statements included in this communication are made as of the date of this communication, and neither CBD nor Westinghouse Solar assumes any obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Statement Regarding Additional Information That Will Become Available

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, CBD, Westinghouse Solar and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person.

This communication is being made in respect of a proposed merger involving CBD and Westinghouse Solar. In connection with the proposed merger, CBD and Westinghouse Solar will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-4 containing a proxy statement/prospectus, and each of CBD and Westinghouse Solar may file with the SEC other documents regarding the proposed merger. CBD will provide disclosure and arrange for solicitation of the votes of its shareholders in accordance with Australian regulations. Such documents are not currently available. BEFORE MAKING AN INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a copy of the Registration Statement on Form F-4 containing a proxy statement/prospectus (when available) and all other documents filed with the SEC by CBD and Westinghouse Solar free of charge at the SEC’s website at www.sec.gov. Investors and security holders may also obtain copies of these documents, free of charge, from Westinghouse Solar by directing a request to Westinghouse Solar, Attention: Margaret Randazzo, (408) 402-9400, or by going to Westinghouse Solar’s website at www.westinghousesolar.com.  Additionally, investors may obtain copies of these documents, free of charge, from CBD by going to CBD’s website at www.cbdenergy.com.au.

Participants in the Merger Solicitation

Westinghouse Solar and CBD, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related matters. Information regarding Westinghouse Solar’s directors and executive officers is contained in Westinghouse Solar’s annual report on Form 10-K, filed with the SEC on March 16, 2012, and amendment on Form 10-K/A, filed with the SEC on March 26, 2012. Information regarding CBD’s directors and executive officers is contained in CBD’s statement on Schedule 13D, filed with the SEC on January 9, 2012 (as amended to date). Additional information regarding the interests of such potential participants will be included in the Registration Statement on Form F-4 containing a proxy statement/prospectus and the other relevant documents filed with the SEC (when available).  Investors can also obtain free copies of these documents from CBD and Westinghouse Solar using the contact information above.